CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

WHEREAS Leafly Holdings, Inc. (“Leafly” or the “Company”), a Delaware corporation headquartered in Seattle, Washington, and Kimberly Boler (“Employee”), a resident of the State of New York (collectively, the “parties”) have decided to end their at-will employment relationship effective close of business on September 9, 2022;

AND WHEREAS Company and Employee desire to provide Employee with a separation benefit to which she would not otherwise be entitled and to resolve any possible disputes between them arising out of Employee’s employment and her separation from employment;

    NOW, THEREFORE, in consideration of the above recitals and the mutual promises of the parties as set forth below, the sufficiency of which are hereby acknowledged, this Confidential Separation Agreement and General Release ("Agreement") is entered into by and between Employee and Company:

1.    Confidentiality of Agreement. Employee agrees to keep this Agreement confidential and agrees not to disclose any information contained in this Agreement, except she may disclose such information to her spouse or domestic partner, her tax or financial advisors, or as otherwise required by law. Employee agrees to inform each individual to whom such disclosure is made of the confidentiality provisions of this Agreement.

2.    Separation from Employment. Employee’s at-will employment with Company will end at the close of business on September 9, 2022 (the "Separation Date"). Employee represents and warrants that she has not participated in any wrongdoing, including without limitation any misrepresentation to or with regard to Company or in any violation of law in connection with her employment. Employee acknowledges and agrees upon receipt of her salary and benefits through the Separation Date that she has received all wages, bonuses, incentives, benefits or other compensation due to her for services rendered to and duties performed for Company and that the Separation Benefits described in this document are in excess of anything otherwise owed to her by Company.

Employee further specifically acknowledges that Company has granted to her all leave rights to which she believes herself entitled under the Family Medical Leave Act (“FMLA”) and applicable state law, and that Company has fully honored and respected all of its leave policies. Employee’s rights under COBRA shall be the same as any other terminating employee.

    3.    Separation Benefit. In consideration of Employee’s effective release and other performances set forth below, Company agrees to provide Employee with the following Separation Benefits:

A.Fifty-Seven Thousand Six Hundred Ninety Two Dollars and Thirty One Cents ($57,692.31), representing eight weeks of base salary, less all applicable taxes required to be withheld by the Company. Employee further acknowledges and agrees that she is not owed any bonus or incentive compensation;

B.Waiver of Employee’s obligation to repay a relocation bonus of Forty Thousand Dollars ($40,000); and

C.Acceleration of 21,690 Restricted Stock Units, which shall be fully vested as of the Separation Date.

Employee assumes full responsibility for any and all liens, claims, taxes, interest or penalties, which may be due and owing by her to any local, state or federal taxing authority or to any
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person in connection with her receipt of these Separation Benefits, however or whenever arising. Employee agrees to defend, indemnify and hold Company harmless from any and all liens, claims, taxes (other than taxes for which Company is responsible as an employer with respect to W-2 wages), interest or penalties in connection with her receipt of the Separation Benefit, regardless of when or how incurred.

    4.    Release. In exchange for the Separation Benefit provided for herein, and except for the obligations assumed by Company herein, Employee, individually and on behalf of any marital community, releases and forever discharges Company, its successors and assigns, along with all of its directors, trustees, officers, employees, members, corporate parents, subsidiaries or affiliates, grantees, and attorneys or agents (collectively “the Released Parties”) from any and all claims, demands or causes of action of any nature whatsoever, whether known or unknown, arising before the execution of this Agreement and in any way connected with Employee’s status as an employee or other relationship with Company, whether based in tort or contract, and/or on any federal, state or local law, statute or regulation. The parties represent and warrant that no promise or inducement has been offered except as set forth in this Agreement; that this Agreement is executed without reliance upon any statement or representation by either party to the other regarding the nature and extent of any liability of one to the other. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EMPLOYEE SPECIFICALLY UNDERSTANDS THAT BY EXECUTING THIS AGREEMENT, SHE IS GIVING UP ANY AND ALL RIGHTS AND CLAIMS SHE MAY HAVE AGAINST THE RELEASED PARTIES WITH RESPECT TO EVENTS OCCURRING ON OR BEFORE THE EXECUTION OF THIS AGREEMENT, INCLUDING UNKNOWN CLAIMS. Employee specifically understands that she is not entitled to any other compensation, benefit or payment from Company other than that expressly set forth in this Agreement. Specifically included in this release, but not by way of limitation, is any claim for breach of contract, wrongful discharge, retaliation, violation of public policy, defamation, mental distress, or employment discrimination of any sort, including but not limited to claims arising under the Age Discrimination in Employment Act (“ADEA”), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, as amended, the FMLA or the Washington Law Against Discrimination, based on age, gender, disability or any other protected category, as well as any claims under the Employee Retirement Income Security Act of 1974 ("ERISA"), the Washington Minimum Wage Act, and/or the Washington Industrial Welfare Act, as well as any claims she may have under the any New York state, city, or other municipal statutory law or regulation, including but not limited to the New York State Human Rights Law, N.Y. Exec. Law §§ 290, et seq.; the New York City Human Rights Law, N.Y.C. Admin. Code §§ 8-101, et seq., New York Labor Law §160, et. seq., the New York Equal Pay Law, the New York Whistleblower Act, New York Labor Law, and the New York State Worker Adjustment and Retraining Notification Act, and any other local, state or federal law, statute, regulation or common law or public policy doctrine. Employee warrants that she has not filed any claim for damages, lawsuit or any other action against the Released Parties with respect to the foregoing, and that she has not assigned any such claim or cause of action to any other person.

    Acknowledgment of Rights and Waiver of Claims Under the Age Discrimination in Employment Act (“ADEA”). Employee further agrees and acknowledges that she is knowingly and voluntarily waiving and releasing any rights she may have under the ADEA and the Older Workers Benefits Protection Act of 1990 (OWBPA). Employee also acknowledges that the consideration given for the waiver and release is in addition to anything of value to which she was already entitled. Employee further acknowledges that she has been advised by this writing, as required by the OWBPA, that: (a) her waiver and release does not apply to any rights or claims that may arise after the Effective Date of this Agreement; (b) she has been advised in writing that she should consult with an attorney prior to executing this Agreement and has been provided with at least twenty-one (21) days within which to do so; (c) she has at least twenty-one (21) days to consider this Agreement (although she may by her own voluntary choice execute
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this Agreement earlier); (d) she has seven (7) days following her/his execution of this Agreement to revoke the Agreement and (e) this Agreement shall not be effective until the date upon which the revocation period has expired. Employee may revoke this Release only by giving the Company formal, written notice of her revocation to Chief People Officer at 111 South Jackson, Suite 531, Seattle, WA 98104, to be received by the Company by 5:00 PM Pacific time on the seventh (7th) day following his execution of this Agreement. Employee further acknowledges and agrees that she has read this Agreement, understands it, and the Agreement is written in a manner that she understands. The Parties also agree that changes, whether material or immaterial, do not restart the running of the twenty-one (21) day period.

    5.    Return of Company Property. Employee represents and warrants that she has returned to Company all property and equipment furnished to or prepared by her or her colleagues in the course of or incident to her application for and employment by Company, including, without limitation, all books, manuals, records, reports, notes, contracts, lists and other documents or materials, or copies thereof (including computer files), the master key, any Company credit card, computer and phone equipment, agreements and all other proprietary information belonging or relating to the business of Company. Employee’s obligations under this Agreement preclude her from keeping any copies of Company’ property or documents without Company’ express written permission for each such item of which she wishes to retain a copy.

6.    Confidentiality of Company Information. Employee warrants and represents that she has not previously and will not in the future disclose or use confidential information related to Company’ vendors, clients, personnel, designs, marketing plans, budgets, strategies, financial or other proprietary information that is not otherwise available to the general public, and that she will at all times continue to keep all such information confidential.

7.    Nondisparagement and Noninterference. Employee agrees that she will not disparage Company, its officers, board members, directors, employees, residents, donors, vendors, members or agents in any way prior to the execution of this agreement, now or in the future. Employee further agrees that she will not make any statements, nor will she take any actions, which would have the effect of hampering Company’ ongoing relationships with its officers, directors, employees, clients, vendors, consultants, members or agents. This provision shall not prevent the provision of truthful testimony in any proceeding or making disclosures that are protected under any applicable federal, state or local law or regulation. Further, this provision in no way limits Employee’s ability to make truthful disclosures to governmental authorities about factual or other information relating to potential discrimination, harassment, retaliation, wage and hour violations, or sexual assault occurring at Company (including at any work-related events coordinated by or through the Company, or involving the Company’s employees).

Company agrees that the Company’s Board of Directors as of the date this Agreement is executed by the Company, and the Company’s officers and executives as of the date this Agreement is executed by the Company, will not disparage Employee to third parties in any way now or in the future. This provision shall not prevent the provision of truthful testimony in any proceeding or the filing of any reports that may be required by applicable law.

Employee agrees that she will direct any inquiries from prospective or future employers to the Company’s Chief People Officer. In the event that an inquiry from a prospective or future employer is directed to any member of the Company’s Board of Directors, or to any officers or executives other than the Chief People Officer, Employee agrees that those individuals will be directed to the Company’s Chief People Officer. Company agrees that, in the event that it receives any inquiries about Employee from prospective employers, those inquiries will be directed for reply to the Chief People Officer or her designee, who will respond exclusively in
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writing and confirm in writing only the following: “Employee began employment with Leafly on September 29, 2021 and held the position of General Counsel through September 9, 2022. Under the Company’s policies, no further information is provided.”

8.    Noncompetition. Employee acknowledges that she will continue to be bound by the terms of the Proprietary Information and Inventions Agreement executed by Employee on or about September 7, 2021, including without limitation the noncompetition clause, which provides, in part, that during the term of employment with the Company and for one year following the termination of Employee’s relationship with the Company for any reason, the employee will not, without the Company’s prior written consent, directly or indirectly work on any products or services that are competitive with products or services (a) being commercially developed or exploited by the Company during Employee’s employment or consultancy and (b) on which Employee worked or about which Employee learned Proprietary Information during her employment or consultancy with the Company. This restriction shall apply in any geographical region in which the Company conducts business or plans to conduct business.

9.    Remedies. The parties acknowledge that the obligations in Sections 4, 6, and 7 are material parts of the consideration flowing to Company as an inducement for Company to enter into this Agreement and for Company to provide the Separation Benefit set forth herein. Further, the parties agree that the harm to Company from any breach of obligations under Sections 4, 6, or 7 by Employee may be wholly or partially irreparable, and agree that such obligations may be enforced by injunctive relief and other appropriate remedies.

10.    No Other Claims Filed or Pending. Employee represents there are no actions at law or administrative proceedings currently pending which concern her employment with the Company. Employee represents and warrants that she has not assigned any claim released under this Agreement. Employee further agrees that she will not file any claim or charge against the Company and will withdraw any such action, claim or charge previously filed arising from or in any way connected with her employment with the Company. However, nothing in this Agreement shall prohibit Employee from filing a charge with, providing information to, or participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission or the equivalent state or local agency, the National Labor Relations Board, or the Securities and Exchange Commission. If Employee files a charge with any such agency, Employee agrees to waive any claim for or entitlement to damages or monetary recovery directly from the Company based on any such charge and any civil action related to any such charge.

11.    General Provisions. This Agreement contains the entire understanding of the parties and constitutes the exclusive agreement with respect to the subject matter hereof, and this Agreement supersedes any and all prior negotiations, agreements or understandings of the parties. No waiver of or forbearance to enforce any right or provision hereof shall be binding unless in writing and signed by the party to be bound, and no such waiver or forbearance in any instance shall apply to any other instance or to any other right or provision. This Agreement may only be amended in a written document signed by both parties. Each party warrants that she or it is the true party in interest and fully authorized to execute this Agreement. Employee's rights and duties hereunder are personal to her and are not assignable to others, but her obligations hereunder will bind her heirs, successors, and assigns. Company may assign its rights under this Agreement, along with the assumption of its obligations hereunder. The provisions of the Agreement are severable. If any provision of this Agreement is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected thereby.

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    12.    Jurisdiction. This Agreement will be governed by the local laws of the State of Washington without regard to its conflicts of laws or rules to the contrary, except to the extent superseded by federal law, including ERISA. The parties hereby consent to the exclusive jurisdiction and venue of the state and federal courts residing in King County, Washington for all matters and actions arising under this Agreement. The prevailing party shall be entitled to reasonable attorneys' fees and costs incurred in connection with such litigation. No term hereof shall be construed to limit or supersede any other right or remedy of Company under applicable law with respect to the protection of trade secrets or otherwise.

    13.    Counterparts. This Agreement may be signed in counterparts, each such counterpart being as fully effective as if a single original had been signed. A facsimile or electronic signature shall be binding on the person so signing.

    PLEASE READ CAREFULLY. THIS IS A VOLUNTARY AGREEMENT THAT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

EACH OF THE UNDERSIGNED DECLARES THAT THE TERMS OF THIS RELEASE AGREEMENT HAVE BEEN COMPLETELY READ AND ARE FULLY UNDERSTOOD, AND BY EXECUTION HEREOF, THE UNDERSIGNED VOLUNTARILY AND KNOWINGLY ACCEPTS THE TERMS WITH THE INTENT TO BE LEGALLY BOUND THEREBY. EMPLOYEE FURTHER ACKNOWLEDGES THAT SHE HAS BEEN MADE AWARE OF HER RIGHT TO CONSULT WITH AN ATTORNEY REGARDING THE AGREEMENT AND HAS BEEN GIVEN AT LEAST TWENTY-ONE DAYS TO DO SO.

/s/Kimberly Boler Kimberly Boler, individually and on behalf of any marital community or state-registered domestic partner Date:September 9, 2022	LEAFLY HOLDINGS, INC. By: /s/Yoko Miyashita Yoko Miyashita CEO Date: September 9, 2022

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